SOLIS TEK INC.

Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014

and years ended December 31, 2014 and 2013

CONTENTS

Page

Report of Independent Registered Public Accounting Firm	2

Report of Independent Registered Public Accounting Firm	3

Consolidated Balance Sheets as of March 31, 2015 (Unaudited) and December 31, 2014 and 2013	4

Consolidated Statements of Operations for the three month periods ended March 31, 2015 and 2014 (Unaudited) and for the years ended December 31, 2014 and 2013	5

Consolidated Statements of Shareholders’ Equity for the three month period ended March 31, 2015 (Unaudited) and for the years ended December 31, 2014 and 2013	6

Consolidated Statements of Cash Flows for the three month periods ended March 31, 2015 and 2014 (Unaudited) and for the years ended December 31, 2014 and 2013	7

Notes to consolidated financial statements	8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Solis Tek Inc.

We have audited the accompanying consolidated balance sheet of Solis Tek Inc. (the “Company”) as of December 31, 2014 and the related consolidated statements of operations, shareholders’ equity and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2014 and the results of its consolidated operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Weinberg and Company, P.A

Weinberg and Company, P.A

Los Angeles, California

June 26, 2015

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Solis Tek Inc.

Carson, California

We have audited the accompanying balance sheet of Solis Tek Inc. as of December 31, 2013 and the related statements of operations and stockholders' equity and cash flows for the period ended December 31, 2013. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solis Tek Inc. as of December 31, 2013, and the results of their operations and their cash flows for the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 10, the Company restated its financial statements for the year ended December 31, 2013.

/s/ Kabani & Company, Inc.

Certified Public Accountants

Los Angeles, California

September 19, 2014 except for note 10, which is as of June 15, 2015.

Solis Tek Inc.
Consolidated Balance Sheets

	March 31,	December 31,
	2015	2014	2013
ASSETS	(Unaudited)		(Restated)
CURRENT ASSETS
Cash	$1,215,592	$408,996	$125,660
Accounts receivable, net of allowance of $13,688 at March 31, 2015 and December 31, 2014	588,462	490,362	205,886
Inventories	1,606,216	1,751,361	1,126,494
Inventories under warranty claims	372,438	303,635	-
Advances to suppliers (advances to a related party of $289,067 in 2013)	65,775	31,492	289,067
Prepaid expenses and other current assets	15,987	17,153	5,718
Income taxes receivable	99,816	99,816	-
TOTAL CURRENT ASSETS	3,964,286	3,102,815	1,752,825

Property and equipment, net	125,042	130,715	16,759
Other assets	30,422	30,422	12,784
TOTAL ASSETS	$4,119,750	$3,263,952	$1,782,368

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$498,324	$426,594	$119,676
Customer deposits	-	11,970	167,352
Amounts due to officers-shareholders	315,512	336,011	312,348
Income taxes payable)	297,174	285,184	234,976
Capital lease obligations, current portion	12,956	14,871	4,400
Line of credit	600,000	600,000	600,000
TOTAL CURRENT LIABILITIES	1,723,966	1,674,630	1,438,752

Capital lease obligations, long-term	33,108	35,238	1,925
TOTAL LIABILITIES	1,757,074	1,709,868	1,440,677

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	-	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 26,187,000, 24,575,000 and 20,000,000 shares issued and outstanding, respectively	2,689,025	1,883,025	10,000
Retained earnings (deficit)	(326,349)	(328,941)	331,691
TOTAL SHAREHOLDERS' EQUITY	2,362,676	1,554,084	341,691
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,119,750	$3,263,952	$1,782,368

The accompanying notes are an integral part of these consolidated financial statements.

Solis Tek Inc.
Consolidated Statements of Operations

	Three Months Ended		Year Ended
	March 31		December 31
	2015	2014	2014	2013
	(Unaudited)			(Restated)

Sales	$2,091,484	$1,714,775	$6,155,379	$4,818,319

Cost of goods sold	1,346,451	1,173,780	4,638,749	3,597,057

Gross profit	745,033	540,995	1,516,630	1,221,262

Research and development	46,841	30,138	120,537	96,472
Selling, general and administrative expenses	672,867	288,546	1,808,291	781,985
Total operating expenses	719,708	318,684	1,928,828	878,457

Income (loss) from operations	25,325	222,311	(412,198)	342,805

Other income (expenses)
Interest expense	(12,015)	(11,368)	(48,101)	(56,932)
Interest income	1,272	231	59	-
Impairment of loan receivable	-	-	(250,000)	-
	(10,743)	(11,137)	(298,042)	(56,932)

Income (loss) before income taxes	14,582	211,174	(710,240)	285,873

Provision (benefit) for income taxes	11,990	29,860	(49,608)	228,063

Net income (loss)	$2,592	$181,314	$(660,632)	$57,810

The accompanying notes are an integral part of these consolidated financial statements.

Solis Tek Inc.
Consolidated Statements of Shareholders' Equity
For the three month period ended March 31, 2015 (Unaudited)
and years ended December 31, 2014 and 2013
			Retained
	Common Stock		Earnings
	Shares	Amount	(Deficit)	Total

Balance, December 31, 2012	20,000,000	$10,000	$273,881	$283,881

Net income for the year ended December 31, 2013 (Restated 2013)	-	-	57,810	57,810

Balance, December 31, 2013	20,000,000	10,000	331,691	341,691

Net proceeds from the sale of common stock	4,575,000	1,873,025	-	1,873,025

Net loss for the year ended December 31, 2014	-	-	(660,632)	(660,632)

Balance, December 31, 2014	24,575,000	1,883,025	(328,941)	1,554,084

Net proceeds from the sale of common stock	1,612,000	806,000	-	806,000

Net income for the three months ended March 31, 2015	-	-	2,592	2,592
Balance, March 31, 2015 (unaudited)	26,187,000	$2,689,025	$(326,349)	$2,362,676

The accompanying notes are an integral part of these consolidated financial statements.

Solis Tek Inc.
Consolidated Statements of Cash Flows
	Three Months Ended		Year Ended
	March 31		December 31
	2015	2014	2014	2013
	(Unaudited)			(Restated)
Cash Flows from Operating Activities
Net income (loss)	$2,592	$181,314	$(660,632)	$57,810

Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities

Provision for bad debts	-	-	13,688	-
Depreciation	7,825	1,469	14,544	4,760
Impairment of loan receivable	-	-	250,000	-
Interest expense on notes payable to officers	4,031	3,869	17,747	32,257

Changes in Assets and Liabilities
(Increase) Decrease in:
Accounts receivable	(98,100)	(118,641)	(298,164)	195,690
Inventories	145,145	(330,942)	(624,867)	(407,325)
Inventories under warranty claims	(68,803)	-	(303,635)	-
Advances to suppliers	(34,283)	289,067	257,575	(140,559)
Prepaid expenses and other current assets	1,166	5,719	(11,435)	(12,142)
Income taxes receivable	-	-	(99,816)	-
Deferred tax asset	-	-	-	26,787
Other assets	-	-	(17,638)	-
(Decrease) Increase in:
Accounts payable and accrued expenses	71,730	14,036	306,918	(631,523)
Customer deposits	(11,970)	(167,352)	(155,382)	167,352
Salaries payable to officers	-	-	-	50,000
Income taxes payable	11,990	29,860	50,208	80,805
Net cash provided by (used in) operating activities	31,323	(91,601)	(1,260,889)	(576,088)

Cash Flows from Investing Activities
Advance under loan receivable	-	-	(250,000)	-
Purchase of property and equipment	(2,152)	(7,398)	(76,753)	(1,760)
Net cash used in investing activities	(2,152)	(7,398)	(326,753)	(1,760)

Cash Flows from Financing Activities
Net proceeds from sale of common stock	806,000	-	1,873,025	-
Proceeds from line of credit	-	-	-	551,907
Payments on capital lease obligations	(4,045)	(1,084)	(7,963)	(4,546)
Proceeds from amounts due to officers	-	100,000	100,000	107,000
Payments on amounts due to officers	(24,530)	-	(94,084)	-
Net cash provided by financing activities	777,425	98,916	1,870,978	654,361

Net increase (decrease) in cash	806,596	(82)	283,336	76,513

Cash beginning of period	408,996	125,660	125,660	49,147
Cash end of period	$1,215,592	$125,578	$408,996	$125,660

Interest paid	$7,617	$7,200	$66,177	$24,674
Taxes paid	$-	$-	$-	$120,428

Non-cash transactions
Purchase of property through capital lease obligations	$-	$-	$51,747	$-

The accompanying notes are an integral part of these consolidated financial statements.

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 1 – ORGANIZATION AND OPERATIONS

Solis Tek Inc. (the “Company”) was incorporated in California in June 2010. In June 2014, the Company incorporated GrowPro Solutions, Inc., a California corporation, ("GrowPro") as a wholly owned subsidiary.  In July 2014, the Company incorporated Solis Tek East Corporation, a New Jersey corporation, as a wholly owned subsidiary.

The Company is an importer, distributer and marketer of digital lighting equipment for the hydroponics industry. Using certain of its proprietary technologies, the Company provides innovative aptitudes with its ballast, reflector and lamp products. The Company’s customers include retail stores, distributors and commercial growers in the United States and abroad.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited financial statements

The accompanying financial statements as of March 31, 2015 and for the three month periods ended March 31, 2015 and 2014 are unaudited, and were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information. Interim results of operations are not necessarily indicative of the results that may be achieved for the full year. These unaudited financial statements reflect, in the opinion of management, all adjustments (which consist of normal, recurring adjustments) necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

Stock Split

On March 19, 2014, the Company’s shareholders authorized its Board of Directors to effectuate a forward stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1000-for-1 (the “Forward Stock Split”), which was declared effective by the Board of Directors as of the close of business on that date. As a result of the Forward Stock Split, every one issued and outstanding share of the Company’s common stock was changed and converted into one thousand shares of common stock. Share related information presented in these financial statements and accompanying footnotes has been retroactively adjusted to reflect the additional number of shares resulting from this action as if it occurred as of the earliest period presented.

Revenue Recognition

The Company recognizes revenue upon shipment of the Company’s products to its customers, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. Title to the Company’s products primarily is transferred to the customer once the product is shipped from the Company’s warehouses. In certain cases, the products are shipped directly from the Company’s vendors directly to the Company’s customer, in which case title is transferred once the product is received by the customer. Products are not shipped until there is a written agreement with the customer with a specified payment arrangement.

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposits. Customer deposits were $11,970 and $167,352 at December 31, 2014 and 2013, respectively. There were no customer deposits at March 31, 2015.

The Company does not offer a general right of return on any of its sales and considers all sales as final. The Company generally provides a three-year warranty on its ballasts. The Company does not maintain a warranty reserve as the Company is able to chargeback its vendors for all warranty claims. Any discounts that are offered are done as a reduction of the invoiced amount at the time of billing. As of March 31, 2015 and December 31, 2014, the Company recorded a reserve for returned product in the amount of $130,410, which reduced the accounts receivable balances as of those periods. There was no returns reserve recorded at December 31, 2013.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs were $600 and $6,180 for the three months ended March 31, 2015 and 2014, respectively, and $34,524 and $65,646 for the years ended December 31, 2014 and 2013, respectively.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date, and reported amounts of revenue and expenses during the reporting period. Significant estimates are used in valuing our allowances for doubtful accounts and inventory valuations, among others. Actual results could differ from these estimates.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on the Company’s assessment of the collectability of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, the age of the accounts receivable balances, credit quality, economic conditions that may affect a customer’s ability to pay and expected default frequency rates. Trade receivables are written off at the point when they are considered uncollectible. Bad debt expenses were $13,688 for the year ended December 31, 2014. There were no bad debt expenses for the three months ended March 31, 2015 and 2014 and for the year ended December 31, 2013. The allowance for doubtful accounts was $13,688 as of March 31, 2015 and December 31, 2014. There was no allowance for doubtful accounts at December 31, 2013.

Inventories

Inventories are stated at the lower of cost or market. Cost is computed on a first-in, first-out basis. The Company’s inventories consist almost entirely of finished goods as of March 31, 2015 and December 31, 2014 and 2013.

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories (continued)

The Company provides inventory reserves based on excess and obsolete inventories determined primarily by future demand forecasts. The write down amount is measured as the difference between the cost of the inventory and market based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. During the year ended December 31, 2014, the Company recorded a charge of $37,675 relating to the write down of inventories to net realizable value. The write down related to inventories that management felt had become obsolete or in excess of future estimated sales of those products over the next year. There were no write down of inventories for the three months ended March 31, 2015 and for the year ended December 31, 2013.

Inventories under warranty claims

In the ordinary course of business, the Company receives product returns from its customers. The product returns are almost entirely ballasts. Since its inception, the Company has purchased its ballasts from two Chinese manufacturers and one of them (a related entity, see Note 5) offers a three year warranty on its products. Through March 31, 2015, that manufacturer was not able to repair the Company’s ballasts, as the Company could not return the products to the manufacturer due to Chinese customs reasons. As such, beginning in mid-2015, the manufacturer is traveling to the Company’s facility to repair, or replace, the defective products. As the manufacturer will repair or replace all of its defective products, and management feels the Company will be able to sell all of the repaired product above its cost, the Company has not recorded a reserve on any of those products. The Company has recorded a reserve on the other manufacturer’s products. During the three months ended March 31, 2015 and the year ended December 31, 2014, the Company recorded a charge of $22,489 and $149,948, respectively, relating to the write down of these inventories to net realizable value. There were no write down of inventories for the year ended December 31, 2013.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The Company has determined the estimated useful lives of its property and equipment, as follows:

Machinery and equipment

5 years

Computer equipment

3 years

Furniture and fixtures

7 years

Maintenance and repairs are charged to expense as incurred. The cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the related accounts and the resulting gain or loss is reflected in the statements of operations.

Research and Development

Research and development costs are expensed in the period incurred. The costs primarily consist of third party contractor fees.

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Shipping and handling costs

The Company’s shipping and handling costs relating to inbound freight are reported as cost of goods sold in the consolidated Statements of Operations, while shipping and handling costs relating to outbound freight are reported as selling, general and administrative expenses in the consolidated Statements of Operations. The Company classifies amounts billed to customers for shipping fees as revenues.

Income Taxes

Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Valuation allowances are recorded to reduce deferred tax assets to the amount that will more likely than not be realized. The Company recorded a valuation allowance against its deferred tax assets as of March 31, 2015 and December 31, 2014 and 2013.

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50 percent likely of being realized upon settlement. The Company classifies the liability for unrecognized tax benefits as current to the extent that the Company anticipates payment (or receipt) of cash within one year. Interest and penalties related to uncertain tax positions are recognized in the provision for income taxes.

Concentration Risks

The Company operates in markets that are highly competitive and rapidly changing. Significant technological changes, shifting customer needs, the emergence of competitive products or services with new capabilities, and other factors could negatively impact the Company’s operating results. State and federal government laws could have a material adverse impact on the Company’s future revenues and results of operations

The Company’s products require specific components that currently are available from a limited number of sources. The Company purchases its key products and components from single vendors.  During the three months ended March 31, 2015 and 2014, and the years ended December 31,  2014 and 2013, its ballasts, lamps and reflectors, which comprised the vast majority of the Company’s purchases during those periods, were each only purchased from one separate vendor.  The ballast vendor is a related party (see Note 5).

The Company performs a regular review of customer activity and associated credit risks and does not require collateral or other arrangements. There were no customers that accounted for more than 10% of the Company’s revenue for the three months ended March 31, 2015 and for the year ended December 31, 2014. For the three months ended March 31, 2014, there were two customers with sales greater than 10% of total revenues, with each comprising 14% of total revenues. For the year ended December 31, 2013, there was one customer with sales greater than 10% of total sales, comprising 11% of total revenues. Shipments to customers outside the United States comprised 4%, 14%, 12% and 15% of the Company’s revenue for the three months ended March 31, 2015 and 2014, and for the years ended December 31, 2014 and 2013, respectively.

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration Risks (continued)

As of March 31, 2015 and December 31, 2014 and 2013, three customers accounted for 37%, 37% and 42% of the Company’s trade accounts receivable balance. Customers outside the United States represented 6%, 15% and 7% of the Company’s trade accounts receivable balance as of March 31, 2015 and December 31, 2014 and December 31, 2013, respectively.

Fair Value measurements

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

•

Level 1 — Quoted prices in active markets for identical assets or liabilities.

•

Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments such as cash, accounts receivable, inventories, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments.

Recently Issued Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360). This guidance amends the requirements for reporting for discontinued operations and requires additional disclosures about discontinued operations. Under the new guidance, only disposals representing a strategic shift in operations or that have a major effect on the Company’s operations and financial results should be presented as discontinued operations. This guidance is effective for annual periods beginning after December 15, 2014. The Company does not expect the adoption of this guidance to have a material impact on the Company’s consolidated financial statements.

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (continued)

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for reporting periods beginning after December 15, 2016, and early adoption is not permitted. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Management is currently assessing the impact the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15 (ASU 2014-15), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. Management is currently assessing the impact the adoption of ASU 2014-15 and has not determined the effect of the standard on our ongoing financial reporting.

In November 2014, the FASB issued Accounting Standards Update No. 2014-16 (ASU 2014-16), Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity.   The amendments in this ASU do not change the current criteria in U.S. GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required.  The amendments clarify that an entity should consider all relevant terms and features, including the embedded derivative feature being evaluated for bifurcation, in evaluating the nature of the host contract.  The ASU applies to all entities that are issuers of, or investors in, hybrid financial instruments that are issued in the form of a share and is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015.  Early adoption is permitted. Management is currently assessing the impact the adoption of ASU 2014-16 and has not determined the effect of the standard on our ongoing financial reporting.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 3 – LOAN RECEIVABLE

In October 2014, the Company entered into a Loan and Convertible Promissory Note agreement with a company that manufactures fertilizer (the “Borrower”). In 2014, under the agreement, the Company loaned the Borrower an aggregate total of $250,000. The loan accrues interest at 12% per annum with interest payments due quarterly and is unsecured. The principal amount and all unpaid interest is due on the earlier of October 2015 or the consummation of other events, which could require the principal balance to be paid earlier than October 2015. As part of the agreement, the Company also received an 8.3% ownership position in the Borrower.

As of March 31, 2015 and December 31, 2014, the Borrower was unable to complete its required quarterly interest payments and notified the Company that it did not anticipate being able to make its required quarterly payments until at least June 2015. As such, the Company recorded an impairment of the entire loan balance and all unpaid interest as of December 31, 2014. The Company has not ascribed any value to its ownership percentage in the Borrower.

NOTE 4 - PROPERTY PLANT AND EQUIPMENT

Property and equipment consists of the following at March 31, 2015 and December 31, 2014 and 2013:

	March 31,	December 31,	December 31,
	2015	2014	2013
	(unaudited)
Machinery and equipment	$101,632	$101,632	$12,885
Computer equipment	6,550	6,550	3,963
Furniture and fixtures	46,086	43,934	6,768
	154,268	152,116	23,616
Less: accumulated depreciation	(29,226)	(21,401)	(6,857)
Property and equipment, net	$125,042	$130,715	$16,759

For the three months ended March 31, 2015 and 2014, and the years ended December 31, 2014 and 2013, depreciation expense was $7,825, $1,469, $14,544 and $4,760, respectively.

Property and equipment include assets acquired under capital leases of $64,632 at March 31, 2015 and December 31, 2014, and $12,885 at December 31, 2013, respectively. Related depreciation included in accumulated depreciation was $13,970, $10,687 and $3,866 at March 31, 2015 and at December 31, 2014 and 2013, respectively.

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 5 - RELATED PARTY TRANSACTIONS

Supplier

A family member of an officer/shareholder owns a minority interest in a company in China, which as of 2014, is the sole supplier of ballasts to the Company. Purchases from the related party for the three months ended March 31, 2015 and the years ended December 31, 2014 and 2013 totaled approximately $1,002,000, $4,079,000 and $3,509,000, respectively. Purchase prices from the related party approximate what the Company would have to pay from an independent third party vendor. At December 31, 2013, the related party owed the Company $289,067.  This amount is included in Advances to Suppliers on the accompanying December 31, 2013 consolidated Balance Sheet. At March 31, 2015 and December 31, 2014, the Company owed the related party $179,017 and $198,195, respectively. These amounts are included in Accounts Payable and Accrued Expenses on the accompanying March 31, 2015 and December 31, 2014 consolidated Balance Sheets. In addition, the supplier also warranted ballasts and has a commitment to repair or replace inventory of $372,438 at March 31, 2015 and $303,635 at December 31, 2014.

Amounts Due to Officers/Shareholders

On July 1, 2012, the Company entered into notes payable agreements with two of its officers/shareholders.  The maximum borrowings allowed under each individual note are $200,000.  Through December 31, 2013, each note bore interest at 20% per annum. Beginning on January 1, 2014, the interest rate on the notes was reduced to 8% per annum. The notes are due 30 days after demand. Amounts owed on the combined note balances were $195,000, $210,000 and $130,000 at March 31, 2015 and December 31, 2014 and 2013, respectively. Interest paid to the officers/shareholders relating to the notes was $36,000 and $3,000 for the years ended December 31, 2014 and 2013, respectively. There was no interest paid during the three months ended March 31, 2015. Interest expense on the notes for the three months ended March 31, 2015 and for the years ended December 31, 2014 and 2013 was $4,031, $17,747 and $31,438, respectively.

As of March 31, 2015 and December 31, 2014 and 2013, the Company owed the same two officers/shareholders as noted above $120,512, $126,011 and $182,348, respectively. Included in the balances were short-term loans from the two officers/shareholders to the Company totaling $3,296, $12,826 and $50,910 as of March 31, 2015 and December 31, 2014 and 2013, respectively. The balances are payable on demand, bear zero interest and are unsecured. The balances also included interest owed on the notes payable described above, which totaled to $17,216, $13,185 and $31,438 at March 31, 2015 and December 31, 2014 and 2013, respectively. Also included is $100,000 of unpaid compensation, which was owed to the officers/shareholders at March 31, 2015 and December 31, 2014 and 2013.

NOTE 6 - LINE OF CREDIT

The Company has a revolving line of credit with a bank in which it can borrow up to $600,000. The line of credit expired April 1, 2014 but has been extended until August 1, 2015. Borrowings under the line of credit bear interest at 4.75%. The outstanding balance on the line of credit was $600,000 at March 31, 2015 and December 31, 2014 and 2013.

The line of credit is secured by substantially all assets of the Company and a personal guarantee from one of the Company’s officers/shareholders, including his personal residence.

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 7 – SHAREHOLDERS’ EQUITY

In March 2014, the Company restated its Articles of Incorporation under which the total number of shares the Company is authorized to issue is 120,000,000. The Company is authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 20,000,000 shares of preferred stock, no par value.  As of December 31, 2013, there were 20,000,000 shares of common stock issued and outstanding and no preferred stock issued and outstanding.

During the year ended December 31, 2014, the Company sold a total of 4,575,000 shares of its common stock at $0.25 and at $0.50 per share under subscription agreements and a private placement memorandum (PPM). The gross proceeds from the sale were $1,887,500 and the net proceeds were $1,873,025. At December 31, 2014, there were 24,575,000 shares of common stock issued and outstanding.

During the three months ended March 31, 2015, the Company sold an additional 1,612,000 shares of its common stock at $0.50 per share under the PPM. The gross and net proceeds from the sale were $806,000. At March 31, 2015, there were 26,187,000 shares of common stock issued and outstanding.

NOTE 8 - COMMITMENTS

Operating Leases

The Company leases office and warehouse facilities under two non-cancellable lease agreements, one in Southern California and one in New Jersey. The Southern California lease was initiated in September 2013 and expires August 31, 2017. The New Jersey lease was initiated in October 2014 and expires September 30, 2019.

Minimum annual rental commitments under non-cancelable leases at March 31, 2015 are as follows:

Years ending December 31,	Amount
2015	$135,997
2016	183,218
2017	148,020
2018	75,540
Thereafter	57,912
Total	$600,687

Rent expense was $54,474, $136,049 and $73,927 for the three months ended March 31, 2015 and the years ended December 21, 2014 and 2013, respectively.

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 8 – COMMITMENTS (CONTINUED)

Capital Leases

The Company leases equipment under capital leases. Future minimum lease payments at March 31, 2015 are as follows:

Years ending December 31,	Amount
2015	$12,473
2016	14,950
2017	14,950
2018	9,668
Total minimum lease payments	52,041
Less: amount represented by interest	(5,977)
Less: current portion	(12,956)
Capital lease obligations, net of current portion	$33,108

Technology License Agreement

In March 2013, the Company entered into a Technology License Agreement with a third party vendor for consulting services. Under the agreement, the Company agreed to pay the vendor $50,000 per year commencing on March 1, 2013 through February 28, 2014, with an additional $50,000 being deferred until the Company and the vendor agree to the payment date. Beginning March 1, 2014, the payment amount was increased to $70,000, with an additional $30,000 being deferred until the Company and the vendor agree to the payment date. As of March 31, 2015 and December 31, 2014 and 2013, $79,988, $74,989 and $41,663, respectively, were accrued under the agreement and included in Accounts Payable and Accrued Expenses on the consolidated Balance Sheets. For the three months ended March 31, 2015 and years ended December 31, 2014 and 2013, $25,000, $100,000 and $83,000, respectively, was recorded as research and development expense under the agreement on the consolidated Statements of Operations.

In May 2015, the agreement was amended. Under the amended agreement, the Company will pay the vendor a minimum royalty amount of $100,000 per year, plus 7% of all net sales of the vendor’s products above $1,428,571 per calendar year. The excess royalty amount will be calculated as of January 1, 2015.

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 9 - INCOME TAXES

The components of income tax (benefit) expense for the three months ended March 31, 2015 and 2014 and the years ended December 31, 2014 and 2013 are as follows:

	Three Months Ended:		Years Ended:
	March 31, 2015	March 31, 2014	December 31, 2014	December 31, 2013
				(Restated)
Current
Federal	$9,329	$71,800	$(27,457)	$97,197
State	2,661	12,310	(22,151)	16,666
Total current	11,990	84,110	(49,608)	113,863
Deferred
Federal	5,276	(46,312)	156,286	88,065
State	906	(7,938)	26,787	26,135

Valuation Allowance	(6,182)	(54,250)	(183,073)	114,200

Total provision (benefit)	$11,990	$29,860	$(49,608)	$228,063

The Company’s effective income tax rate differs from the amount computed by applying the federal statutory income tax rate to income (loss) before income taxes as follows:

	March 31, 2015	March 31, 2014	December 31, 2014	December 31, 2013
				(Restated)
Income tax expense (benefit) at the federal statutory rate	34.0%	34.0%	(34.0)%	34.0%
State income tax expense (benefit), net of federal tax benefit	6.0%	6.0%	(6.0)%	6.0%
Change in deferred tax valuation allowance	42.2%	(25.9)%	39.9%	39.8%
Penalties and interest	-	-	7.1%	-
Effective tax rate	82.2%	14.1%	7.0%	79.8%

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 9 - INCOME TAXES (CONTINUED)

Components of deferred taxes consist of the following at March 31, 2015 and December 31, 2014 and 2013:

	March 31, 2015	December 31, 2014	December 31, 2013
			(Restated)
Accrued salaries	$40,000	$40,000	$40,000
Customer deposits	-	4,788	66,941
Inventory reserves	84,045	75,049	-
Allowance for doubtful accounts	5,475	5,475	-
Impairment of note receivable	100,000	100,000	-
Sales return reserve	52,164	52,164	-
Other accrued expenses	31,177	29,203	16,665
Less valuation allowance	(312,861)	(306,679)	(123,606)
Total deferred tax assets	$-	$-	$-

Deferred income taxes result from temporary differences between income tax and financial reporting computed at the effective income tax rate. The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. Management periodically evaluates the recoverability of the deferred tax assets. At such time it is determined that it is more likely than not that deferred tax assets are realizable, the valuation allowance will be reduced.

The Company files U.S. federal and U.S. state tax returns. The Company’s major tax jurisdictions are U.S. federal and the States of California and New Jersey. During 2014, the Company and the IRS agreed to a settlement of $72,000 relating to the calendar year 2012. Such amount has been accrued and reflected in income taxes payable. Years that are subject to tax examinations are the open years from 2013 through 2014.

NOTE 10 - RESTATEMENT

The Company has restated its historical Financial Statements for the year ended December 31, 2013, as the Company determined that the net income was overstated by $330,937 as certain sale transactions were not properly recorded due to the shipping terms (FOB destinations) and related cost of sales (overstated) and accrued expense for research and development (understated) were not reflected correctly in the year. These corrections impacted the Company’s asset, liability and retained earnings balances in the previously reported period December 31, 2013.

The Company evaluated the materiality of these errors from a qualitative and quantitative perspective, as guided by applicable Securities and Exchange Commission (SEC) guidance. Based on this evaluation, management concluded that these errors were material to the year ended December 31, 2013. Therefore, the Company has revised the previously reported financial information as of December 31, 2013.

Solis Tek Inc.

Notes to Consolidated Financial Statements

For the three month periods ended March 31, 2015 and 2014 (Unaudited)

and years ended December 31, 2014 and 2013

NOTE 10 – RESTATEMENT (CONTINUED)

The impact of the correction of these errors to the previously reported fiscal year ended December 31, 2013 annual period is summarized below.

Balance Sheet

	Originally		Adjusted
	December 31, 2013	Adjustments	December 31, 2013
Accounts receivable	$508,116	$(302,230)	$205,886
Inventories	$1,022,094	$104,400	$1,126,494
Accounts payable and accrued expenses	$78,013	$41,663	$119,676
Customer deposits	$-	$167,352	$167,352
Income Taxes payable	$310,884	$(75,908)	$234,976
Retained earnings	$662,628	$(330,937)	$331,691

Statements of Operations

	Originally		Adjusted
	December 31, 2013	Adjustments	December 31, 2013
Sales	$5,287,901	$(469,582)	$4,818,319
Cost of Goods Sold	$3,701,457	$(104,400)	$3,597,057
Research and Development	$54,809	$41,663	$96,472
Provision for Income Taxes	$303,971	$(75,908)	$228,063

NOTE 11 – SUBSEQUENT EVENTS

On June 23, 2015, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Cinjet, Inc. (“Cinjet”), a Nevada corporation, and CJA Acquisition Corp. (“CJA”), a California corporation and a wholly owned subsidiary of Cinjet, providing for the merger of CJA with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Cinjet. The Merger Agreement was approved by the Company’s Board of Directors and the sole Director of Cinjet, effective June 23, 2015.  The Merger closed on June 23, 2015.

At the effective time of the Merger, each share of the Company’s common stock was converted into the right to receive .166 shares of common stock of Cinjet, with an aggregate of 4,364,500 shares issued to the shareholders of the Company.

Upon the Closing of the Merger, the Company paid a total of $22,500 to four shareholders of Cinjet for the cancellation of a total of 10,245,334 shares of Cinjet common stock.  Also at the closing of the Merger, the Company paid $198,100 to Cinjet for Cinjet to settle and pay all of the current liabilities of Cinjet, totaling $405,932 as of the closing date.

The Merger will be accounted for as a “reverse merger” immediately following the completion of the transaction.  For accounting purposes, the Company will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Cinjet.  Accordingly, the Company’s assets, liabilities and results of operations will become the historical financial statements of the registrant.  No step-up in basis or intangible assets or goodwill will be recorded in this transaction and the cash paid by the Company of $220,600 will be reflected as a cost of the transaction.